                             FULTON BANCORP, INC.
                         1,105,000 to 1,495,000 Shares

                                 Common Stock
                               ($.01 Par Value)

                               $10.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------



Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

     Fulton Bancorp, Inc., a Delaware corporation (the "Company"), and Fulton Savings Bank, FSB, a federally chartered and insured mutual savings bank (the "Bank"), hereby confirm, as of ___________, 1996, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.  Introductory.  The Bank intends to convert from a federally chartered
         ------------
mutual savings bank to a federally chartered stock savings bank, as a wholly owned subsidiary of the Company (the "Conversion"), pursuant to a plan of conversion adopted on January 9, 1996 (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Bank and to the Bank's Employee Stock Ownership Plan (the "ESOP"). The Company may offer Shares not subscribed for in the Subscription Offering in a direct community offering to certain members of the general public (the "Direct Community Offering") and may offer such Shares through selected dealers in a syndicated Community Offering (the "Syndicated Community Offering"). In the Direct Community Offering, preference will be given to natural persons and trusts of natural persons who are permanent residents of Boone or Callaway Counties of Missouri. In the Subscription, Direct Community, and Syndicated Community Offerings (the "Offerings"), the Company is offering up to 1,495,000 Shares, as contemplated by Title 12 of the Code of Federal Regulations, Part 563b. No person or entity, other than the ESOP, may purchase more than 15,000 Shares, and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than 20,000 shares.

     The Company and the Bank have been advised by Trident that Trident will use its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offerings including, if necessary, the Syndicated Community Offering. Prior to the execution of this

Agreement, the Company has delivered to Trident the prospectus dated _______________, 1996, (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Bank and the Shares.

     2.  Representations and Warranties.  The Company and the Bank, jointly and
         ------------------------------
severally, represent and warrant to Trident that:

     (a) The Company has filed with the Commission a registration statement, including exhibits and amendments thereto, on Form S-l (No. 333-8461), including the prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission (provided that for this purpose the Company shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company or counsel a present intention to initiate such proceeding). Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time such registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is hereinafter called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective, is hereinafter called the "Prospectus," except that, if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act together with the enforceable published policies and actions of the Commission thereunder, (the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Offerings, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information, or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

     (b) The Bank has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and, together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended (the "HOLA") and the rules and regulations, including published policies and actions, of the Office thereunder (the "OTS Regulations"), which have been approved by the Office; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Form AC have been approved for use by

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

the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Bank's best knowledge, threatened (provided that for this purpose the Bank shall not regard any action as "threatened" unless the OTS has manifested to the management of the Bank or to its counsel the present intention to initiate such action). The Company has filed with the Office the Company's application on Form H(e)1-S promulgated under the HOLA and the OTS Regulations and has received approval of its acquisition of the Bank from the Office.

     (c) At the date of the Prospectus and at all times subsequent thereto, through and including the Closing Date, (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations and warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

     (d) The Company has been duly organized as a Delaware corporation, and the Bank has been duly organized as a mutual savings bank under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus. The Bank is a member in good standing of the Federal Home Loan Bank of Des Moines. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits. Each of the Company and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not directly own equity securities of, or an equity interest in, any business enterprise except Multi-Purpose Service Agency, Inc., its wholly owned subsidiary (the "Subsidiary"), and as described in the Prospectus. Upon amendment of the Bank's charter and bylaws, as provided in the rules and regulations of the Office, and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the converted Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the converted Bank.

     (e) Each of the Company, the Bank and the Subsidiary has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Company, the Bank and the Subsidiary, taken as a whole; and all of the leases and subleases material to the operations or financial condition of each of the Company, the Bank and the Subsidiary, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

     (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement has been validly executed and delivered and is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act ("Section 23A")).

     (g) Other than as disclosed in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank, the Subsidiary, or any of their respective assets, which individually or in the aggregate would reasonably be expected to have a material adverse effect on the financial condition, results of operations and business of the Company and the Bank, taken as a whole.

     (h) The Company and the Bank have received the opinion of Breyer & Aguggia, Washington, D.C., with respect to federal tax consequences of the Conversion, and the opinion of Moore, Horton & Carlson, P.C., Mexico, Missouri, with respect to Missouri tax consequences of the Conversion, to the effect, respectively, that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Missouri, and the facts relied upon in such opinions are accurate and complete.

     (i) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the satisfaction of certain conditions required by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and, in the case of the Company, except as may be required under the securities, or "blue sky," laws of various jurisdictions. The Company, as of the Closing Date, will have the power, authority, authorizations, approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and, the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of the amended charter in the form required for federally chartered stock savings banks (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

     (j) Neither the Company, the Bank nor the Subsidiary is in violation of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Bank, the Subsidiary or their officers or directors that might have a material adverse effect on the financial condition, operations or businesses of the Company, the Bank and the Subsidiary, taken as a whole.

     (k) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC Regulations and the applicable accounting regulations of the Office. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

     (l) There has been no material change in the financial condition, results of operations or business of the Company, the Bank and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, the Bank and the Subsidiary conform to the descriptions thereof contained in the Prospectus. None of the Company, the Bank or the Subsidiary have any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

     (m) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default on the part of the Company, the Bank or the Subsidiary in the due performance and observance of any obligation to be performed by it, any agreement or any term, covenant or condition of any agreement, including any bond, debenture note or any other evidence of indebtedness which is material to the financial condition, results of operations or business of the Company, the Bank or the Subsidiary, taken as a whole; said agreements are in full force and effect, and no other party to any such agreement which is material to the Company, the Bank and the Subsidiary, taken as a whole, has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank or the Subsidiary have been, or would be alleged to be, in default thereunder.

     (n) Neither the Company, the Bank nor the Subsidiary is in violation of its respective certificate or articles of incorporation, charter or bylaws. The execution and delivery hereof, the fulfillment of the terms set forth herein and the consummation of the actions contemplated hereby shall not (i) violate or conflict with the respective certificate of incorporation, charter or bylaws of the Company, the Bank or the Subsidiary or (ii) in any material respect violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, any material agreement, indenture or other instrument to which any of the Company, the Bank or the Subsidiary is a party, or under any governmental license or permit or any enforceable published law, administrative regulation or authorization, approval, order, court decree, injunction or order, subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Form AC and the Application H-(e)1-S, which violation, conflict, breach or default would have a material adverse effect on the financial condition, operations or business of the Company, the Bank and the Subsidiary, taken as a whole.

     (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company, the Bank nor the Subsidiary has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices which is material in light of the business of the Company, the Bank and the Subsidiary, taken as a whole.

     (p) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and no capital stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares have been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of Delaware laws and OTS Regulations. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Proxy Statement.

     (q) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office and approval of the Company's application on Form H-(e)1-S by the Office, the issuance of the Stock Charter by the Office and as may be required under the securities laws of various jurisdictions.

     (r) All contracts and other documents required to be filed as exhibits to the Registration Statement or the Conversion Application have been so filed with the Commission and/or the Office, as the case may be.

     (s) Moore, Horton & Carlson, P.C., which has audited the consolidated statement of condition of the Bank at April 30, 1996 and 1995 and the consolidated statements of income, equity, and cash flows for each of the three years in the period ended April 30, 1996, all of which are included in the Prospectus, are independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3).

     (t) For the past five years, the Company and the Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company, the Bank and the Subsidiary, taken as a whole.

     (u) To the knowledge of the Company and the Bank, all of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank and the Subsidiary, taken as a whole.

     (v) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion have been prepared or reviewed by, or for, the Bank and, to the best knowledge of the Company and the Bank, are reliable and accurate.

     (w) None of the Company, the Bank, the Subsidiary, or, to the best knowledge of the Company and the Bank, the employees of the Company, the Bank or the Subsidiary has made any payment of funds of the Company, the Bank or the Subsidiary prohibited by law, and no funds of the Company, the Bank or the Subsidiary have been set aside to be used for any payment prohibited by law.

     (x) To the best knowledge of the Company or the Bank, the Company, the Bank and the Subsidiary are in compliance with all laws, rules and regulations relating to the discharge, storage, handling or disposal of hazardous or toxic substances, pollutants or contaminants, and neither the Company, the Bank nor the Subsidiary believes that the Company, the Bank or the Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company, the Bank or the Subsidiary relating to the discharge, storage, handling or disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company or the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants; including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or the Subsidiary or has occurred on, in, at or about any of the facilities or properties of the Company, the Bank or the Subsidiary, except which disposal, release or discharge, if discovered, would not have a material adverse effect on the Company, the Bank and the Subsidiary, taken as a whole.

     (y) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, decisions and orders; and, all terms, conditions, requirements and provisions relating to the Conversion imposed by the Office have been or, with respect to any future Office conditions, will be complied with by the Company and the Bank or appropriate waivers have been or will be obtained.

     Trident represents and warrants to the Company and the Bank that:

     (i) Trident is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

     (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

     (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts whose rights may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

     (iv) Each of Trident and its employees, and to Trident's knowledge, its agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions where Common Stock will be sold and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

     (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

     (vi) Any funds received by Trident to purchase the Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer (provided that for this purpose, Trident shall not regard any such action as "threatened" unless such Commission, NASD, state securities commission or such court has manifested to the management of Trident or to its counsel the present intention to initiate such action or proceeding).


     3.   Employment of Trident: Sale and Delivery of the Shares.  On the basis
          -------------------------------------------------------
of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Offerings. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Offerings close, unless the Company and the Bank, with the approval of the Office, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Company is unable to sell a minimum of 1,105,000 Shares (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for have been made by the Company and the Bank prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if 1,495,000 or more Shares are sold.

     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 410 Market Street, Fulton, Missouri 65251, or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release for delivery all of the Shares sold and upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

     Trident agrees either (a) upon receipt of an executed order form of a subscriber, to forward the offering price of the Shares ordered, on or before twelve noon on the next business day following receipt or execution of an order form by Trident, to the Bank for deposit in a segregated account or (b) to solicit indications of interest, in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber that confirms interest, on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms, together with such funds, to the Bank, on or before twelve noon on the next business day following the debit date, for deposit in a segregated account, Trident acknowledges that if the procedure in
(b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

     In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

          (a) (i) a management fee of one hundred and fifty-seven thousand five hundred dollars ($157,500) and (ii) for stock sold by other NASD member firms under selected dealer's agreements, a commission to be agreed upon by Trident and the Company to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering. All such fees are to be payable via wire transfer to Trident on the Closing Date.

          (b) Trident shall be reimbursed for allocable expenses, incurred by it, including legal fees, whether or not the Offerings are successfully completed; provided, that out-of-pocket expenses will not exceed $10,000 and legal fees shall not exceed $28,500, and provided further that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made via wire transfer on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges hereby the receipt of a $10,000 advance payment of reimbursable expenses from the Bank which shall be credited against the total reimbursement due Trident hereunder.

     The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all other expenses of the Conversion incurred by them or on their prior approval, including but not limited to Trident's attorneys' fees, NASD filing fees, filing and registration fees, fees of the Company's and Bank's attorneys, fees relating to any required State securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

     4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
          --------
assisting the Company on a best efforts basis in offering a minimum of 1,105,000 shares and a maximum of up to 1,495,000 Shares (except as the Office may permit to be decreased or increased) in the Subscription Offering and, if necessary, the Community and Syndicated Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.   Further Agreements.  The Company and the Bank, jointly and severally,
          ------------------
covenant and agree that:

          (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

          (b) The Company will notify Trident or its counsel immediately upon discovery (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and
(iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares, any event relating to or affecting the Company and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company, forthwith, shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments, or of a supplement or supplements, to the Prospectus (in form and substance satisfactory to Trident) which shall amend or supplement the Prospectus, so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (d) The Company and the Bank have taken, or will take, all reasonably necessary action and furnish, to whomever Trident may reasonably direct, such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction .

          (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders as of December 31, 1994 and supplemental eligible account holders as of June 30, 1996, in accordance with the requirements of the Office.

          (f) The Company will file a registration statement for the Shares under Section 12(g) of the Exchange Act prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the SEC Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

          (h) For a period of three (3) years from the date of this Agreement (unless the Shares shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request

          (i) The Company shall use the net proceeds from the sale of the Shares consistent with the manner set forth in the Prospectus.

          (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

          (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders, and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event, and such information shall be accurate and reliable.

          (l) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

     6.   Payment of Expenses.  Whether or not the Conversion is consummated,
          --------------------
the Company and the Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Offerings and, (b) in addition, if the Company is unable to sell a minimum of 1,105,000 Shares, or such lesser amount as the Office may permit, or the Conversion is otherwise terminated, the Company and the Bank shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

     7.   Conditions of Trident's Obligations.  Except as may be waived by
          ------------------------------------
Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

          (a) At the Closing Date, Trident shall receive the favorable opinions of Breyer & Aguggia, Washington, D.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the State of Missouri, which to the knowledge of such counsel is the only state in which the conduct of its business requires such qualification; the Bank is validly existing as a mutual savings bank under the laws of the United States; each of the Company and the Bank has full power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) the Bank is a member of the Federal Home Loan Bank of Des Moines, and the deposit accounts of the Bank are insured by the SAIF, up to the applicable limits;

               (iii) to the best knowledge of such counsel, the Bank does not have any direct subsidiaries other than the Subsidiary.

               (iv) to the best knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto;

               (v) the Plan complies with, and, to the knowledge of such counsel, the Conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank and the creation of the Company as a holding company for the Bank have been effected in all material respects in accordance with, the HOLA and the OTS Regulations or appropriate waivers have been obtained; to such counsel's knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office, except with respect to satisfaction of the post-Conversion conditions imposed by the Office in its approvals of the Conversion and the Application H-(e)l-S and other post conversion requirements have been complied with by the Company and the Bank and, to the knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final actions of the Office in approving the Plan;

               (vi) The description of the Shares in the Registration Statement and Prospectus is accurate in all material respects;

               (vii) the issuance and sale of the Shares as set forth in the Registration Statement and Prospectus have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company;

               (viii) the certificates for the Shares are in proper form and comply in all material respects with applicable Delaware corporate law;

               (ix) the issuance and sale of the capital stock of the converted Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to the knowledge of such counsel, beneficially by the Company;

               (x) subject to the satisfaction of the conditions to the Office's approval of the Conversion Application, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except with respect to the issuance to the Bank of the Stock Charter by the Office and as may be required under the securities, or blue sky, laws of various jurisdictions;

               (xi) the execution and delivery of this Agreement, and the consummation of the Conversion, have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank; and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A"), as to which no opinion need be rendered);

               (xii) except as disclosed in the Prospectus, there are no material legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against or involving the assets of the Company or the Bank (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel a present intention to initiate such litigation or proceeding);

               (xiii) the statements in the Prospectus under the captions "Regulation," "Taxation," "Dividends," "Certain Restrictions on Acquisition of the Holding Company" and "Description of Capital Stock of the Holding Company," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are correct in all material respects;

               (xiv) the Form AC has been approved by the Office, and the Prospectus has been authorized for use by the Office; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of various conditions subsequent imposed by the Office in connection with its approval of the Conversion Application), and to the knowledge of such counsel no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application or are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

               (xv) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not (i) conflict with or violate the certificate of incorporation or charter or bylaws of the Company or the Bank (in either mutual or stock form), or, (ii) to the knowledge of such counsel, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation filed as an exhibit to the Registration Statement, or (iii) violate the HOLA or the OTS Regulations or any court order, writ, injunction or decree specifically naming the Company or the Bank (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company, the Bank and the Subsidiary, taken as a whole;

               (xvi) to the knowledge of such counsel, neither the Company nor the Bank is in material violation of its certificate or articles of incorporation, charter or bylaws.

               (xvii) the Conversion Application, the Registration Statement and the Prospectus, in each case as amended, comply as to form in all material respects with the requirements of the Act, the HOLA, the SEC Regulations and the OTS Regulations, as the case may be (except as to information with respect to Trident included therein and as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal included therein, as to which an opinion need not be expressed); to such counsel's knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

     In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

          (b) At the Closing Date, Trident shall receive the favorable opinions of _______________________________ ,_________ Missouri, local counsel for the
Bank, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

               (i) to such counsel's knowledge, the Bank is not required to be qualified as a foreign corporation in any jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition or results of operations or business of the Bank;

               (ii) to the knowledge of such counsel, the Subsidiary is not in material breach of its charter or bylaws.

               (iii) the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri and has full power and authority to own its properties and conduct its business as described in the Prospectus and, to the knowledge of such counsel, the Subsidiary is not required to be qualified as a foreign corporation in any jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition or results of operations of the Subsidiary.


          (c) At the Closing Date, Trident shall receive the letter of Breyer & Aguggia, Washington, D.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that in connection with the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with directors, officers, employees and other representatives of the Company and the Bank and representatives of the independent public accountants for the Company and the Bank as well as reviewed various documents and other information deemed relevant and, based on such conferences and review, nothing has come to such counsel's attention that lead such counsel to believe that the Registration Statement (except as to information in respect of Trident contained therein and except as to the appraisal financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom with respect to which such counsel need not comment), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (except as to information in respect of Trident contained therein and except as to the appraisal financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein or omitted therefrom with respect to which such counsel need not comment), at the time the Prospectus was filed with the Commission under Rule 424(b) or at the time any amendment or supplement to the Prospectus was filed with the Commission or transmitted to the Commission for filing or on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in rendering this letter, counsel may state that they have not undertaken to verify independently the information in the Registration Statement or Prospectus and therefore do not assume any responsibility for the accuracy or completeness thereof).

          (d) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

          (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the financial condition, business or results of operations of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) neither the Company nor the Bank shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (f) At the Closing Date, Trident shall receive a certificate of the principal executive, financial and accounting officers of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, financial condition or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (e) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Subscription Offering or the Direct Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Office; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office and division approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (g) At the Closing Date, Trident shall receive, among other documents,
(i) copies of the letters from the Office authorizing the use of the Prospectus,
(ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copies of the letters from the Office evidencing the corporate existence of the Bank; (iv) a copy of the letter from the appropriate Delaware authority evidencing the good standing of the Company; (v) a copy of the

Company's certificate of incorporation certified by the appropriate Delaware governmental authority; and (vi) a copy of the letter from the Office approving the Bank's Federal Stock Charter.

          (h) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Federal Stock Charter executed by the appropriate federal governmental authority.

          (i) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Moore, Horton & Carlson, P.C., independent certified public accountants, dated the date hereof and addressed to the Company and Trident, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

          (j) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Moore, Horton & Carlson, P.C., independent certified public accountants, dated the Closing Date and addressed to the Company and Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident at the Closing Date shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

     8.   Indemnification.
          ---------------

          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-(e)1-S) or other document or communication (in this Section 8, collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of any party who may otherwise be entitled to indemnification pursuant to this Section 8(a). This indemnity shall be in addition to any liability the Company and the Bank may have to Trident otherwise.

          (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of any party who may otherwise be entitled to indemnification pursuant to this Section 8(a).

          (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation by Trident in Section 2 of this Agreement; or (C) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation and except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel, unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8, if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

     9.   Contribution.  In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

     10.  Survival of Agreements Representations and Indemnities.  The
          ------------------------------------------------------
respective indemnities of the Company and the Bank and Trident and the representation and warranties of the Company and the Bank and of Trident, set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  Trident may terminate this Agreement by giving the
          ------------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the American Stock Exchange or the New York Stock Exchange shall have been suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company or the Bank, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured;

          (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

          (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and

9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

          (d) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

     12.  Notices.  All communications hereunder, except as herein otherwise
          --------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005, Attention: Charles E. Sloane, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Fulton Bancorp, Inc., Fulton Savings Bank, F.S.B., 410 Market Street, Fulton, Missouri 65251, Attention: Kermit D. Gohring, President and Chief Executive Officer (with copies to Breyer & Aguggia, Suite 470 East, 1300 I Street, N.W., Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire).

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Construction.  Unless governed by pre-emptive federal law, this
          -------------
Agreement shall be governed by and construed in accordance with the substantive laws of Missouri.

     15.  Counterparts.  This Agreement may be executed in separate
          -------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.


FULTON BANCORP, INC.                      FULTON SAVINGS BANK, FSB


By:                                       By:
   ---------------------------------         ---------------------------------
     Kermit D. Gohring                       Kermit D. Gohring
     President and Chief                     President and Chief Executive
     Executive Officer Officer

Dated:                                       Dated:
      ------------------------------               ---------------------------


AGREED TO AND ACCEPTED:

TRIDENT SECURITIES, INC.


By:
   ----------------------------------

Dated:
      -------------------------------

                                   Exhibit A

Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

Alabama                             Nebraska
Arizona                             Nevada
Arkansas                            New Hampshire
California                          New Jersey
Colorado                            New Mexico
Connecticut                         New York
Delaware                            North Carolina
District of Columbia                North Dakota (Trident Securities, Inc.
Florida                              only, no agents)
Georgia                             Ohio
Idaho                               Oklahoma
Illinois                            Oregon
Indiana                             Pennsylvania
Iowa                                Rhode Island
Kansas                              South Carolina
Kentucky                            Tennessee
Louisiana                           Texas
Maine                               Vermont
Maryland                            Virginia
Massachusetts                       Washington
Michigan                            West Virginia
Minnesota                           Wisconsin
Mississippi                         Wyoming
Missouri


Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

Alaska
Hawaii
Montana
South Dakota
Utah


0177fult\agency.agr